UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT Pursuant to
Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): October 30, 2014
SPRINT CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	1-04721	46-1170005
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6200 Sprint Parkway, Overland Park, Kansas	66251
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (855) 848-3280
__________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.
On October 30, 2014, Sprint Communications, Inc. and Sprint Corporation entered into an amendment (the “Amendment”) to the Credit Agreement, dated as of February 28, 2013, by and among Sprint Communications, Inc., JPMorgan Chase Bank, N.A., as administrative agent, CitiBank, N.A., as syndication agent, and the lenders named therein (the “Credit Agreement”). The Amendment, among other matters, (i) modifies the leverage and interest coverage ratios, (ii) adds Sprint Corporation as a guarantor of the obligations under the Credit Agreement, and (iii) permits the delivery of certain information related to Sprint Corporation to satisfy the financial reporting requirements under the Credit Agreement.

The foregoing description of the Amendment is a summary and is qualified in its entirety by the Amendment, which is filed as an exhibit and incorporated herein by reference thereto.

Item 9.01.        Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1
Amendment, dated as of October 30, 2014, to the Credit Agreement, dated as of February 28, 2013, by and among Sprint Communications, Inc., JPMorgan Chase Bank, N.A., as administrative agent, CitiBank, N.A., as syndication agent, and the lenders named therein

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPRINT CORPORATION

By:     /s/ Stefan K. Schnopp
Name:    Stefan K. Schnopp

Title:	Assistant Secretary

Date: November 3, 2014

Exhibit Number	Description

10.1
Amendment, dated as of October 30, 2014, to the Credit Agreement, dated as of February 28, 2013, by and among Sprint Communications, Inc., JPMorgan Chase Bank, N.A., as administrative agent, CitiBank, N.A., as syndication agent, and the lenders named therein